FOR IMMEDIATE RELEASE

Village Farms International Reports Third Quarter 2021 Financial Results: Adjusted EBITDA Up 49% Year-Over-Year /Another Record Quarter for Pure Sunfarms’ Sales and Adjusted EBITDA

•	Consolidated EPS of $0.01 per share and Consolidated Adjusted EBITDA of $6.8 Million, Driven by 12th Consecutive Quarter of Pure Sunfarms’ Positive Adjusted EBITDA
•	Pure Sunfarms Remains Top-Selling Dried Flower Brand in Ontario, Alberta and British Columbia
•	Completed the Acquisition of Balanced Health Botanicals: Combined North American Cannabis Operations Comprised 43% of Total Village Farms Sales
•	Village Farms Fresh Produce Delivered Positive Adjusted EBITDA

Vancouver, BC, November 9, 2021 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) (TSX: VFF) today announced its financial results for the third quarter ended September 30, 2021. All figures are in U.S. dollars unless otherwise indicated.  For Consolidated Results see below.

Management Commentary

“Our strong third quarter results were driven by another record performance from our Canadian cannabis business, Pure Sunfarms, as well as a partial quarter’s contribution from the acquisition of Balanced Health Botanicals, and improved results in our Village Farms Fresh Produce business,” said Michael DeGiglio, CEO, Village Farms. “Pure Sunfarms achieved record net sales and adjusted EBITDA since launching its retail branded products two years ago, with a healthy 44% gross margin, driven by our focus on profitable market share, leading cost of production and leadership in premium quality flower. We are especially proud of this performance during a period that saw aggressive price reductions by certain competitors in what appears to be an attempt to “buy” market share, dispose of inventory, and/or generate needed cash, while we have maintained the same “Everyday Premium” pricing strategy we launched with two years ago, while enhancing our gross margin.”

“We are proud to have achieved what we have to date organically, and look forward to continuing to build on our leading market share performance in the expanding Canadian market, while additionally pursuing international sales. To address anticipated demand, we began planting out in half of our second 1.1 million square foot production facility (Delta 2) in September. Internationally, Pure Sunfarms completed its first export shipment and saw the completion of the EU-GMP certification inspection, a critical step towards EU-GMP certification and future sales into the European medical market.  Upon receipt, we plan to aggressively pursue exports to EU-GMP jurisdictions, including Israel, with the same “Everyday Premium” strategy that has been so successful in Canada.”

“With the acquisition of 100% of Balanced Health Botanicals during the quarter, our combined Canadian and U.S. cannabis operations generated $31.2 million in sales, comprising 43% of Village Farms’ total sales, and

$9.3 million in adjusted EBITDA, with only a partial quarter’s contribution from Balanced Health.  Balanced Health not only provides a growing and profitable platform with exceptional cannabis experience for the U.S. CBD market opportunity but also the potential for expansion across all cannabinoid products, including high-THC products, as permissible under currently evolving legislation. We continue to monitor developments in cannabis legislation for this opportunity, as well as the opportunity to leverage our exceptional U.S. greenhouse operations for the U.S. high-THC market, when permitted to do so.”

“Village Farms Fresh Produce business saw improved financial results during the third quarter as tomato pricing recovered due to more stable retail demand amidst industry supply constraints.   We continue to manage this business with a focus on profitability and enhancing our market share and product offerings to our retail customers, as we are increasingly encouraged about the future prospects for the Controlled Environment Agriculture produce industry and our opportunities in it.”

Canadian Cannabis (Pure Sunfarms) Third Quarter and Other Recent Highlights

(Dollar Amounts are Before Village Farms’ Proportionate Share in the year ago period)

•	Achieved record revenue, gross margin and adjusted EBITDA since the launch of its retail branded products in late 2019:
•	53% year-over-year growth and 13% sequential growth in total net sales to C$34.5 million (US$27.4 million);
•	44% gross margin, above the Company’s stated target range of 30 to 40%;
•	93% year-over-year and 20% sequential growth in Adjusted EBITDA to C$10.9 million (US$8.6 million), the 12th consecutive quarter of positive Adjusted EBITDA;
•	Maintained the leading market share positions in key markets:
•	Remained the top-selling brand* of dried flower products:
•	In Ontario (by kilograms sold and dollars sold) for the third quarter 2021 and for the period since Retail Branded sales launch in October 2019;
•	In Alberta** for the third quarter 2021 and monthly since October 2020 (by dollars sold);
•	In British Columbia** for the third quarter 2021 and monthly since October 2020 (by dollars sold);
•	Remained the top-selling Licensed Producer*** of dried flower products in Ontario (by kilograms sold and dollars sold) for the quarter ended September 30, 2021;
•	Launched 31 new SKUs across four product categories;
•

Completed its first export shipment of cannabis, supplying a variety of high-quality, high-THC dried flower products to Village Farms’ minority interest investee, Australia-based Altum International Pty Ltd. for the Australian medicinal cannabis market;

•	Commenced cannabis cultivation in the completed half of its second 1.1 million square foot greenhouse facility, Delta 2; and,
•	The certifying body of European Union Good Manufacturing Practices (EU-GMP), EUDRA, completed inspection of the Delta 3 facility.

*Based on OCS market data for the quarter ended September 30, 2021.

** Market share performance data cited has been calculated by Pure Sunfarms from sales information provided by Buddi retail store data from over 300 retailers across Alberta and British Columbia as of September 30, 2021.

*** Market share performance and data cited has been calculated by Pure Sunfarms from sales information provided by OCS as of September 30, 2021.

Canadian Cannabis (Pure Sunfarms) Financial Summary for the Three and Nine Months Ended September 30, 2021 and September 30, 2020 (Before Village Farms’ Proportionate Share)

(millions except % metrics)	Three Months Ended September 30,
	2021		2020		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$45.6	$36.2	$28.8	$21.6	+59%
Total Net Sales	$34.5	$27.4	$22.6	$17.1	+53%
Gross Margin [1]	44%	44%	34%	34%	+26%
SG&A	$6.7	$5.4	$3.3	$2.4	-106%
Share-based compensation	$0.3	$0.2	$0.0	$0.0	N/A
Net income	$6.7	$5.3	$2.8	$2.0	+140%
Adjusted EBITDA [3]	$10.9	$8.6	$5.7	$4.3	+93%
Adjusted EBITDA Margin [3]	32%	31%	25%	25%	+26%

(millions except % metrics)	Nine Months Ended September 30,
	2021		2020		Change of C$
	C$	US$	C$	US$
Total Gross Sales	$118.1	$94.5	$69.6	$51.4	+70%
Total Net Sales	$87.0	$69.6	$53.5	$39.6	+63%
Gross Margin [1]	39%	39%	40%	40%	-3%
SG&A	$17.1	$13.7	$9.1	$6.7	-88%
Share-based compensation	$1.9	$1.5	$0.0	$0.0	N/A
Net (loss) income [2]	$7.1	$5.7	$12.4	$9.0	-43%
Adjusted EBITDA [3]	$23.1	$18.5	$14.9	$11.0	+55%
Adjusted EBITDA Margin [3]	27%	27%	28%	28%	-4%
1.

Gross margin for the three months ended September 30, 2021 excludes the (C$1,534) (US$1,217) reduction in cost of sales and for the nine months ended September 30, 2021 excludes the C$2,291 (US$1,841) charge, respectively, inventory adjustment from the revaluation of inventory to fair value at the acquisition date of November 2, 2020.

2.	Net income includes C$6,044 (US$4,348) of debt forgiveness income as an outcome of the “Settlement Agreement” in March 2020 between Pure Sunfarms, Emerald Health Therapeutics and the Company.
3.	Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. See “Non-GAAP Measures” below.

Canadian Cannabis (Pure Sunfarms) Sales Composition by Product Group

	Three months ended September 30,		Nine months ended September 30,
Channel	2021	2020	2021	2020
Retail, Flower	59%	49%	64%	52%
Retail, Oil & 2.0 Product	7%	4%	9%	2%
Wholesale, Flower and Trim	34%	47%	27%	46%

Village Farms’ Third Quarter and Other Recent Highlights

•	Total cannabis sales (Pure Sunfarms and Balanced Health Botanicals combined) were $31.2 million, which included Pure Sunfarms sales of $27.4 million and Balanced Health sales of $3.8 million;
•

Total Canada and U.S. cannabis adjusted EBITDA (Pure Sunfarms and Balanced Health Botanicals combined) was $9.3 million, which included Pure Sunfarms Adjusted EBITDA of $8.6 million and Balanced Health Adjusted EBITDA of $0.7 million;

•	Improved financial results from Village Farms Fresh Produce, with positive Adjusted EBITDA of $1.4 million as pricing trended upward toward historical levels following one of the lowest pricing environments for tomatoes-on-the-vine and beefsteak varieties in the past ten years during the first half of 2021;
•

Acquired 100% interest of profitable Colorado-based CBD-platform Balanced Health Botanicals, which owns and operates one of the leading brands in the U.S. CBD market, providing immediate entry into that market in a consumer products category adjacent to the high-THC cannabis market, as well as the broader consumer packaged goods (CPG) wellness arena;

•

Balanced Health Botanicals expanded its product portfolio with the launch of its innovative Synergy Collection, developed to enhance the multitude of benefits offered by the hemp plant and other ingredients beyond CBD alone;

•

Entered into an option agreement whereby the Company has the right to acquire an 80% ownership interest in Netherlands-based Leli Holland B.V., one of ten applicants selected by lottery to receive a license (subject to customary government approval) to legally cultivate and distribute cannabis to retailers under the Dutch government’s Experiment to Investigate Closed Cannabis Supply Chains; and,

•

Unveiled new corporate branding embodies the Company’s evolution over the last four years to a vertically integrated plant-based consumer products company, targeting high-growth, large-market opportunities in North America and around the world, including cannabinoids, related wellness products and fresh produce.

The Company’s financial statements for the three and nine months ended September 30, 2021, as well as the comparative periods for 2020, have been prepared and presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”). On September 30, 2021, Village Farms owned 100% of Pure Sunfarms Corp. (“Pure Sunfarms”), after the acquisition was completed on November 2, 2020.  Accordingly, for the three and nine months ended September 30, 2021, Pure Sunfarms’ financial results are presented in the Cannabis sector and consolidated with Village Farms’ results.  For the three and nine months ended September 30, 2020, Pure Sunfarms is accounted for on a proportionate basis within “Equity Earnings from Unconsolidated Entities”. Village Farms acquired 100% of Balanced Health on August 16, 2021 and their financial results for August 16, 2021 through September 30, 2021 are presented within the Cannabis sector and consolidated with Village Farms’ financial results for the three and nine months ended September 30, 2021.

Village Farms’ Consolidated Financial Summary for the Three and Nine Months Ended September 30, 2021 and September 30, 2020 and Corporate Highlights

($US millions except per share metric)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Sales[1]	$72.4	$43.0	+68%	$195.2	$122.7	+59%
Produce	$41.2	$42.9	-4%	$121.6	$122.3	-1%
Cannabis[2]	$31.2	$0.0	N/A	$73.4	$0.0	N/A
VFCE	$0.0	$0.1	-43%	$0.2	$0.4	-45%
Net Income (Loss)[1]	$0.7	$0.5	+43%	($11.2)	$4.6	-343%
Income (Loss) Per Share[1]	$0.01	$0.01	0%	($0.14)	$0.08	-275%
Adjusted EBITDA[1,3]	$6.7	$4.6	49%	$8.7	$7.9	+10%
Produce	$1.4	$4.7	-71%	($3.1)	$7.2	-143%
Cannabis[2]	$9.3	$2.5	+270%	$19.2	$6.4	+202%
VFCE	($0.2)	($0.1)	-39%	($0.3)	($0.2)	-16%
Corporate	($3.8)	($2.5)	-48%	($7.1)	($5.5)	-30%
1.	Sales, Net Income, Income (Loss) per share and Adjusted EBITDA includes results from Pure Sunfarms and Balanced Health pursuant to the Company’s statutory reporting requirements.

2.	Cannabis includes the results of Cannabis – U.S and Cannabis – Canada.
3.	Adjusted EBITDA is not a recognized earnings measure and does not have a standard meaning prescribed by GAAP. See “Non-GAAP Measures” below.

Response to the Ongoing Coronavirus Pandemic

In March 2020, the World Health Organization declared the outbreak of the COVID-19 virus a global pandemic. This outbreak continues to cause major disruptions to businesses and markets worldwide as the virus continues to spread. A number of countries as well as certain states and cities within the United States and Canada have enacted temporary closures of businesses, issued quarantine or shelter-in-place orders, and taken other restrictive measures in response to COVID-19. To date, all of our operations are operating normally and abiding by applicable restrictions, however, the extent to which COVID-19 and the related global economic crisis affect our business, results of operations and financial condition, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties (including new financial regulation and other regulatory reform) in response to the pandemic, and the effects on our produce, clients, vendors and employees. We continue to service our customers amid uncertainty and disruption linked to COVID-19 and we are actively managing our business to respond to the impact.

Summary Statutory Results

(in thousands of U.S. Dollars unless otherwise indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021 [1]	2020 [1]	2021 [1]	2020 [1]
Sales	$72,442	$43,037	$195,212	$122,722
Cost of sales	(54,693)	(37,418)	(169,891)	(112,809)
Gross margin	17,749	5,619	25,321	9,913
Selling, general and administrative expenses	(13,132)	(4,942)	(30,249)	(12,676)
Share-based compensation	(1,820)	(472)	(5,705)	(1,329)
Interest expense	(620)	(299)	(1,959)	(1,273)
Interest income	50	101	99	577
Foreign exchange loss	(324)	(484)	(635)	(880)
Gain on settlement agreement	—	—	—	4,681
Other (expense) income	(119)	27	(354)	92
Loss on disposal of assets	—	—	(40)	(6)
(Provision for) recovery of income taxes	(1,077)	(336)	2,543	607
Income (loss) from consolidated entities after income taxes	707	(786)	(10,979)	(294)
Equity earnings (losses) of unconsolidated entities	38	1,306	(175)	4,885
Net income (loss)	$745	$520	$(11,154)	$4,591
Adjusted EBITDA [2]	$6,785	$4,556	$8,736	$7,921
Earnings (loss) per share – basic	$0.01	$0.01	$(0.14)	$0.08
Earnings (loss) per share – basic	$0.01	$0.01	$(0.14)	$0.08
Net income (loss)	$745	$520	$(11,154)	$4,591
Other comprehensive (loss) income:
Foreign currency translation adjustment	(3,912)	31	165	(41)
Comprehensive (loss) income	$(3,167)	$551	$(10,989)	$4,550

1.

For the three and nine months ended September 30, 2021, Pure Sunfarms is fully consolidated in the financial results of the Company. For the three and nine months ended September 30, 2020, Village Farms’ proportionate share of Pure Sunfarms earnings are reflected in equity (losses) earnings of unconsolidated entities. For the three and nine months ended September 30, 2021, Balanced Health’s financial results of August 16, 2021 to September 30, 2021 are fully consolidated in the financial results of the Company.

2.

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. See “Non-GAAP Measures” for a definition and reconciliation of Adjusted EBITDA to net (loss) income, the nearest comparable measurement under GAAP. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company. Adjusted EBITDA includes the Company’s majority non-controlling interest in Pure Sunfarms (through November 1, 2020), and 65% interest in VFH.

Discussion of Financial Results

A discussion of our consolidated results for the three and nine months ended September 30, 2021 and 2020 is included below. The consolidated results include public company expenses and all four of our operating segments: Produce, Cannabis-Canada, Cannabis-U.S. and clean energy. The remaining 41.3% interest in Pure Sunfarms was acquired by Village Farms on November 2, 2020; for the three and nine months ended September 30, 2021, the operating results of Pure Sunfarms are consolidated in our Consolidated Statements of Income (Loss), and for the three and nine months ended September 30, 2020, Pure Sunfarms’ results are included in equity earnings from unconsolidated entities in our Consolidated Statements of Income (Loss). Village Farms acquired 100% interest of Balanced Health on August 16, 2021 and as such, its results from August 16, 2021to September 30, 2021 are consolidated in our Consolidated Statements of Income (Loss) for the three and nine months ended September 30, 2021 and their results are immediately accretive to the Company’s operations.

Under “Cannabis-–Canada Segment Results”, we also present a discussion of the operating results of Pure Sunfarms, before any allocation to Village Farms, which were not consolidated in our financial results for the three and nine months ended September 30, 2020 but were consolidated in our results for the three and nine months ended September 30, 2021. As a result of the Pure Sunfarms Acquisition, Pure Sunfarms recognized an increase in the fair value of its inventory on-hand on the acquisition date, resulting in a $1,217 reduction to cost of sales in the third quarter of 2021 and a ($1,841) charge to cost of sales for the nine months ended September 30, 2021 from the revaluation of its inventory to fair value. This is a non-cash accounting charge to cost of sales and should be adjusted for when analyzing the actual operational results of Pure Sunfarms.

Under “Cannabis Segment Results – U.S.”, we present a discussion of the operating results of Balanced Health for the period of August 16, 2021 to September 30, 2021, which were consolidated in the Company’s financial results for the three and nine months ended September 30, 2021.

CONSOLIDATED RESULTS

Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020

Sales

Sales for the three months ended September 30, 2021 were $72,442 as compared to $43,037 for the three months ended September 30, 2020. The increase in sales was primarily due to the inclusion of the Canadian cannabis Q3 2021 revenues of $27,393, the addition of U.S. cannabis Q3 2021 post-acquisition revenues of $3,838 and an increase in produce grower partner sales of $4,189, which were partially offset by a decrease in our own produce sales of ($5,970). The produce grower partner sales increase was due to higher volumes of pounds sold of tomatoes, peppers, cucumbers and mini-cucumbers. The decrease in our own produce sales was due to a (17%) decrease in the average selling price of tomatoes in the three months ended September 30, 2021 versus September 30, 2020 along with a (10%) decrease in our own production volume. The produce price decrease is the result of a market supply overage from an increase in Canadian and U.S. tomato production, primarily affecting the commodity prices of beefsteak and tomato-on-the-vine varieties. The decrease in our own production volume was due to effects of the tomato viruses on our crops and the corresponding greenhouse clean-out efforts at all Texas facilities in an attempt to eradicate the tomato viruses prior to planting the next crop cycle.

Cost of Sales

Cost of sales for the three months ended September 30, 2021 were $54,693 as compared to $37,418 for the three months ended September 30, 2020. The increase in cost of sales was primarily due to the addition of Canadian cannabis Q3 2021 cost of sales of $14,244, the inclusion of U.S. cannabis Q3 2021 post-acquisition cost of sales of $1,231 and higher produce grower partner costs of $3,844, which were partially offset by a reduction in our produce costs of ($1,851). The Q3 2021 cost of sales for Pure Sunfarms includes a $1,217 reduction in cost of sales from the revaluation of its inventory to fair value at acquisition date. The increase in produce grower partner cost of sales was driven by higher volumes of pounds sold. The decrease in our own produce costs was primarily due to the (10%) decrease in production volume.

Gross Margin

Gross margin for the three months ended September 30, 2021 increased $12,130 or 216% to $17,749, or a 25% gross margin, in comparison to $5,619, or a 13% gross margin, for the three months ended September 30, 2020. The positive variance between periods is primarily attributable to Canadian cannabis Q3 2021 gross margin of $13,149, U.S. cannabis Q3 2021 post-acquisition gross margin of $2,607 and higher produce grower partner gross margin of $345, which were partially offset by lower gross margin from our own produce assets of ($4,119).

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended September 30, 2021 increased $8,190 or 166% to $13,132 compared to $4,942 for the three months ended September 30, 2020. The increase in selling, general and administrative expenses was primarily due to the inclusion of Canadian cannabis Q3 2021 expenses of $5,324, U.S. cannabis Q3 2021 post-acquisition expenses of $2,062 and an increase in corporate expenses, primarily related to public company costs such as legal and regulatory fees and incremental costs of U.S. reporting compliance along with the transaction and legal expenses associated with the acquisition of Balanced Health.

Share-Based Compensation

Share-based compensation expenses for the three months ended September 30, 2021 were $1,820 as compared to $472 for the three months ended September 30, 2020. The increase in share-based compensation was primarily due to the vesting of performance shares earned by key corporate and operational employees in Q3 2021 as compared to Q3 2020 and the cost of stock options for Canadian and U.S. cannabis management of $249 in Q3 2021 versus nil in Q3 2020.

Equity Earnings from Unconsolidated Entities

Our share of earnings from our joint ventures for the three months ended September 30, 2021 was $38 compared to earnings of $1,306 for the three months ended September 30, 2020. The Q3 2021 equity earnings include only our proportionate share of the earnings of Village Fields Hemp (“VFH”) compared to Q3 2020 which includes our proportionate share of the earnings of Pure Sunfarms and VFH. After completion of the Pure Sunfarms Acquisition on November 2, 2020, Village Farms began fully consolidating operating results of Pure Sunfarms and its results are presented in the Company’s consolidated operating results for the three months ended September 30, 2021. For information regarding the results of operations from our joint ventures, see “Reconciliation of U.S. GAAP Results to Proportionate Results” below.

Net Income

Net income for the three months ended September 30, 2021 was $745 as compared to $520 for the three months ended September 30, 2020. The 43% increase in net income was primarily due to an improved operating profit for the Canadian cannabis segment and the addition of the U.S. cannabis segment’s operating profit in the three months ended September 30, 2021 as compared to September 30, 2020.

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2021 was $6,785 compared to $4,556 for the three months ended September 30, 2020. The 49% increase in adjusted EBITDA was primarily due to improved operating results of the cannabis business which includes the addition of the U.S. cannabis segment’s positive operating results, partially offset by the lower operating profit of the produce business and an increase in corporate expenses. See the reconciliation of Adjusted EBITDA to net income in “Non-GAAP Measures—Reconciliation of Net Earnings to Adjusted EBITDA”.

CANNABIS SEGMENT RESULTS - CANADA

The Canadian cannabis segment currently consists of Pure Sunfarms. Pure Sunfarms’ comparative analysis are based on the consolidated results of Pure Sunfarms for the three and nine months ended September 30, 2021 and September 30, 2020, not accounting for the percentage owned by Village Farms. See “Reconciliation of U.S. GAAP Results to Proportionate Results” for a presentation of the cannabis segment’s proportionate results for the three and nine months ended September 30, 2021 and September 30, 2020.

Three Months Ended September 30, 2021 Compared to Three Months Ended June 30, 2021

Sales

Canadian cannabis net sales for the three months ended September 30, 2021 were $27,393 (C$34,508) as compared to $24,761 (C$30,418) for the three months ended June 30, 2021. The sequential net sales increase was comprised of a 1% increase in branded sales and a 48% increase in non-branded sales. For the three months ended September 30, 2021, 59% of revenue was generated from branded flower and pre-rolls and 7% of revenue from branded oils, edibles and vapes (“Cannabis Derivative Products”) as compared to 66% of revenue from branded flower and pre-rolls and 8% of revenue from Cannabis Derivative Products for the three months ended June 30, 2021. For the three months ended September 30, 2021, non-branded sales represented 34% of revenues compared to 26% for the three months ended June 30, 2021. The Canadian cannabis segment continues to experience strong demand for its branded flower amidst what continues to be a congested market. The increase in non-branded sales was largely attributable to the availability of high-potency flower and trim to meet demand from other licensed producers (“LPs”) in the wholesale market.

Cost of Sales

Canadian cannabis cost of sales for the three months ended September 30, 2021 was $14,244 (C$17,947) as compared to $14,941 (C$18,328) for the three months ended June 30, 2021. As a result of the Pure Sunfarms Acquisition, Pure Sunfarms recognized an increase in the fair value of its inventory on the acquisition date, resulting in a $1,217 (C$1,534) reduction to cost of sales in the third quarter of 2021 and a ($133) (C$145) charge to cost of sales in the second quarter of 2021 from the revaluation of its inventory to fair value. This is a non-cash accounting charge to cost of sales and should be adjusted for when analyzing the actual operational results of the Canadian cannabis segment. The decrease in cost of sales between the periods was driven by the lower charge from the revaluation of inventory to fair value at acquisition date. In addition, cost of sales (excluding the non-cash accounting charge) as a percentage of revenue decreased to 56% from 60% for the sequential quarter as our cost of production decreased due to increased yields in cultivation which has a downward impact on the cost per gram.

Gross Margin

Gross margin for the three months ended September 30, 2021 increased $3,329 (C$4,471) to $13,149 (C$16,561), or a 48% gross margin, in comparison to $9,820 (C$12,090), or a 40% gross margin, for the three months ended June 30, 2021. Excluding the Pure Sunfarms’ purchase price inventory adjustment of ($1,217) (C$1,534), gross margin for the three months ended September 30, 2021 increased $1,979 (C$2,792) to $11,932 (C$15,027), or a 44% gross margin, in comparison to $9,953 (C$12,235), or a 40% gross margin, excluding the Pure Sunfarms’ purchase price inventory adjustment of $133 (C$145) for the three months ended June 30, 2021. The increase in gross margin between sequential periods was attributable to an increase in gross margin for both branded and non-branded sales, due largely to an increase in yields which in turn lowers the cost of production, and availability of higher potency products which results in higher sales prices, both of which positively impact gross margin.

Selling, General and Administrative Expenses

Canadian cannabis selling, general and administrative expenses for the three months ended September 30, 2021 were $5,324 (C$6,702), or 19% of sales compared to $4,370 (C$5,368), or 18% of sales for the three months ended June 30, 2021. The increase in selling, general and administrative expenses as a percentage of sales for the three months ended September 30, 2021 in comparison to the three months ended June 30, 2021 was due to an increase in brand and commercial activities such as media and trade spend as well as higher workforce and IT expenses to support the increase in point-of-purchase sales and market share growth, especially in flower.

Share-Based Compensation

Share-based compensation expenses for the three months ended September 30, 2021 were $186 (C$234) as compared to $191 (C$234) for the three months ended June 30, 2021.

Net Income

Canadian cannabis net income for the three months ended September 30, 2021 was $5,287 (C$6,661) as compared to net income of $3,221 ($3,988) for the three months ended June 30, 2021. The higher net income between periods was primarily driven by a higher gross margin from an increase in non-branded sales while selling, general and administrative expenses remained relatively consistent as a percentage of revenue.

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2021 and June 30, 2021 was $8,627 (C$10,867) and $7,369 (C$9,124), respectively, representing an increase of 17%. The increase in Adjusted EBITDA was driven by growth of non-branded sales and an increase in gross margin in the three months ended September 30, 2021 as compared to the three months ended June 30, 2021.

Three Months Ended September 30, 2021 Compared to Three Months Ended September 30, 2020

Sales

Canadian cannabis net sales for the three months ended September 30, 2021 were $27,393 (C$34,508) as compared to $17,048 (C$22,627) for the three months ended September 30, 2020. The net sales increase was comprised of an 91% increase in branded sales and a 10% increase in non-branded sales. For the three months ended September 30, 2021, 59% of revenue was generated from branded flower and pre-rolls and 7% of revenue from Cannabis Derivative Products as compared to 48% of revenue from branded flower and pre-rolls and 5% of revenue from Cannabis Derivative Products, as Pure Sunfarms launched Cannabis Derivative Products in Q3 2020. The sales increase was due to the impact of store openings throughout Canada combined with increased production and availability of high-quality flower. Non-branded sales also benefited from store openings and the growth of the Cannabis Derivative Products in the broader market which in turn increased demand for cannabis biomass sold to other LPs. For the three months ended September 30, 2021, non-branded sales represented 34% of revenues compared to 47% for the three months ended September 30, 2020.

Cost of Sales

Canadian cannabis cost of sales for the three months ended September 30, 2021 was $14,244 (C$17,947) as compared to $11,154 (C$14,826) for the three months ended September 30, 2020. The Q3 2021 cost of sales for Pure Sunfarms includes a $1,217 (C$1,534) reduction in costs of sales from the revaluation of its inventory to fair value at acquisition date and the Q3 2020 cost of sales includes an inventory write down of ($1,042) (C$1,412) for distillate purchased from third party extraction companies for which the market value had decreased since initial purchase. The increase in cost of sales between periods was driven by an increase in net sales, including a higher volume of branded sales which require incremental costs for manufacturing, packaging and distribution. However, cost of sales as a percentage of revenue decreased between comparable periods due to increased production efficiencies in Q3 2021.

Gross Margin

Gross margin for the three months ended September 30, 2021 increased $7,255 (C$8,760) to $13,149 (C$16,561), or a 48% gross margin, in comparison to $5,894 (C$7,801), or a 35% gross margin, for the three months ended September 30, 2020. The Q3 2021 gross margin includes a Pure Sunfarms $1,217 (C$1,534) positive impact from the revaluation of its inventory to fair value at acquisition date and the Q3 2020 gross margin includes the negative impact of the ($1,042) (C$1,412) distillate inventory write down. The increase in gross margin between periods was primarily due to an increase in yields which has a downward impact on cost of sales along with production efficiencies which also positively impact gross margin.

Selling, General and Administrative Expenses

Canadian cannabis selling, general and administrative expenses for the three months ended September 30, 2021 were $5,324 (C$6,702) compared to $2,447 (C$3,261) for the three months ended September 30, 2020. The increase in selling, general and administrative expenses for the three months ended September 30, 2021 in comparison to the three months ended September 30, 2020 was primarily due to additional headcount to support the growth of the Canadian cannabis business.

Share-Based Compensation

Share-based compensation expenses for the three months ended September 30, 2021 were $186 (C$234) as compared to nil for the three months ended September 30, 2020. The increase in share-based compensation is due to the cost of stock options for Canadian cannabis management.

Net Income

Canadian cannabis net income for the three months ended September 30, 2021 was $5,287 (C$6,661) as compared to $2,081 (C$2,779) for the three months ended September 30, 2020. The higher net income between periods was driven by higher net sales, gross margin and operating profit.

Adjusted EBITDA

Adjusted EBITDA for the three months ended September 30, 2021 and September 30, 2020 was $8,627 (C$10,867) and $4,250 (C$5,642), respectively, representing an increase of 103%. The increase in Adjusted EBITDA was driven by higher net sales and gross margin in the three months ended September 30, 2021 as compared to the three months ended September 30, 2020.

CANNABIS SEGMENT RESULTS – UNITED STATES

The U.S. cannabis segment currently consists of Balanced Health. For the three and nine months ended September 30, 2021, U.S. cannabis financial results are based on the consolidated results of Balanced Health from the closing date of the acquisition of August 16, 2021, as the results of Balanced Health from August 16, 2021 through September 30, 2021 are consolidated in the Company’s results.

Sales

U.S. cannabis net sales for the period of August 16, 2021 to September 30, 2021 were $3,838. Over 99% of sales are generated in the United States and gross sales are composed of 80% from e-commerce sales, 17% from retail sales, 3% from shipping income and 1% from bulk sales offset by a (1%) loyalty program impact as loyalty program customers generate loyalty points that may be used when purchasing Balanced Health products.

Cost of Sales

U.S. cannabis cost of sales for the period of August 16, 2021 to September 30, 2021 were $1,231. Cost of sales can be primarily attributed directly to e-commerce, retail and bulk cost of sales with all other costs of sales categorized within other manufacturing costs including expenses such as warehouse expenses, freight and shipping supplies.

Gross Margin

U.S. cannabis gross margin for the period of August 16, 2021 to September 30, 2021 was $2,607 or 68%.

Selling, General and Administrative Expenses

U.S. cannabis selling general and administrative expenses for the period of August 16, 2021 to September 30, 2021 was $2,125. As the U.S. cannabis business derives a significant number of sales through its online technology platforms, the primary expense categories within selling, general and administrative include sales and marketing of 41%, merchant fees of 14%, e-commerce support of 14% and IT services of 9%.

Share-Based Compensation

U.S. cannabis share-based compensation for the period of August 16, 2021 to September 30, 2021 was $63. The share-based compensation is due to the cost of stock options for U.S. cannabis management.

Net Income

U.S. cannabis net income for the period of August 16, 2021 to September 30, 2021 was $300 due primarily to the gross margin of 68%.

Adjusted EBITDA

U.S. cannabis adjusted EBITDA for the period of August 16, 2021 to September 30, 2021 was $672 and is due primarily to the operating profit.

Reconciliation of Consolidated Net Income to Adjusted EBITDA

The following table reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2021 [1]	2020 [1]	2021 [1]	2020 [1]
Net (loss) income	$745	$520	$(11,154)	$4,591
Add:
Amortization	3,306	1,518	10,616	4,540
Foreign currency exchange loss	286	484	521	880
Interest expense, net	570	198	1,860	696
Recovery of income taxes	1,077	336	(2,543)	(607)
Share-based compensation	1,820	472	5,705	1,329
Interest expense for JVs	13	240	40	636
Amortization for JVs	(64)	598	—	1,276
Foreign currency exchange loss for JVs	—	33	—	118
Provision for income taxes for JVs	—	245	—	1,736
Deferred financing fees	68	—	234	—
Incremental utility costs due to storm	—	—	1,400	—
Purchase price adjustment [2]	(1,217)	—	1,841	—
Other expense	181	—	181	—
Gain on settlement agreement [3]	—	—	—	(4,681)
Gain on settlement of net liabilities from JV	—	—	—	(2,496)
Gain on disposal of assets	—	(88)	35	(97)
Adjusted EBITDA [4]	$6,785	$4,556	$8,736	$7,921
Adjusted EBITDA for JVs (See table below)	$(13)	$2,333	$(140)	$6,050
Adjusted EBITDA excluding JVs	$6,798	$2,223	$8,876	$1,871

(1)

For the three and nine months ended September 30, 2021, Pure Sunfarms is fully consolidated in the financial results of the Company. For the three and nine months ended September 30, 2020, our share of Pure Sunfarms’ earnings is reflected in equity earnings of unconsolidated entities. For the three and nine months ended September 30, 2021, Balanced Health’s financial results from August 16, 2021 to September 30, 2021 are fully consolidated in the financial results of the Company.

(2)	The purchase price adjustment primarily reflects the non-cash accounting charge/(positive impact) resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date.
(3)	See “Results of Operations – Consolidated Results – Gain on Settlement Agreement” above.
(4)

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company. Adjusted EBITDA includes the Company’s majority non-controlling interest in Pure Sunfarms (through November 1, 2020), and 65% interest in VFH.

Breakout of JV Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of U.S. dollars)	2021	2020	2021	2020
Pure Sunfarms Adjusted EBITDA	$—	$2,511	$—	$6,365
VFH Adjusted EBITDA	(13)	(178)	(140)	(315)
Total JV Adjusted EBITDA	$(13)	$2,333	$(140)	$6,050

Reconciliation of Consolidated U.S. GAAP Results to Proportionate Results

The following tables are a reconciliation of the GAAP results to the proportionate results (which include our proportionate share of the joint venture operations, Pure Sunfarms and VFH ). Pure Sunfarms was a joint venture until the Company acquired 100% ownership on November 2, 2020.The tables reflect the full statements of income for Pure Sunfarms and VFH multiplied by the ownership percentage of the Company (versus presenting the results of these joint ventures in Equity Earnings from Unconsolidated Entities):

	For the Three months ended September 30, 2021
	Produce	Cannabis[1,2]	Clean Energy	Corporate	Hemp[1]	Total
Sales	$41,152	$31,231	$59	$—	$7	$72,449
Cost of sales	(39,099)	(15,475)	(119)	—	52	(54,641)
Selling, general and administrative expenses	(2,239)	(7,387)	(59)	(3,447)	(8)	(13,140)
Share-based compensation	—	(249)	—	(1,571)	—	(1,820)
Loss on disposal of assets	—	—	—	—	—	—
Other expense (expense), net	(798)	(69)	(8)	(133)	(18)	(1,026)
Recovery of income taxes	(497)	(2,024)	—	1,444	—	(1,077)
Net (loss) income	$(1,481)	$6,027	$(127)	$(3,707)	$33	745
Adjusted EBITDA [3]	$1,334	$9,299	$(118)	$(3,717)	$(13)	$6,785
(Loss) earnings per share – basic	$(0.03)	$0.07	$(0.00)	$(0.03)	$0.00	$0.01
(Loss) earnings per share – diluted	$(0.03)	$0.07	$(0.00)	$(0.03)	$0.00	$0.01

	For the three months ended September 30, 2020
	Produce	Cannabis[1,2]	Clean Energy	Corporate	Hemp[1]	Total
Sales	$42,933	$10,007	$104	$—	$—	$53,044
Cost of sales	(37,106)	(6,547)	(312)	—	—	(43,965)
Selling, general and administrative expenses	(2,560)	(1,436)	(36)	(2,346)	(213)	(6,591)
Share-based compensation	—	—	—	(472)	—	(472)
Gain on disposal of assets	—	—	—	—	89	89
Other (expense) income, net	(696)	(336)	(13)	54	(13)	(1,004)
Recovery of (provision for) income taxes	(2,340)	(245)	—	2,004	—	(581)
Net income (loss)	$231	$1,443	$(257)	$(760)	$(137)	$520
Adjusted EBITDA [3]	$4,653	$2,511	$(85)	$(2,345)	$(178)	$4,556
Earnings (loss) per share - basic	$0.00	$0.02	$(0.00)	$(0.01)	$(0.00)	$0.01
Earnings (loss) per share - diluted	$0.00	$0.02	$(0.00)	$(0.01)	$(0.00)	$0.01

	For the nine months ended September 30, 2021
	Produce	Cannabis[1,2]	Clean Energy	Corporate	Hemp[1]	Total
Sales	$121,558	$73,452	$202	$—	$7	$195,219
Cost of sales	(122,486)	(45,664)	(1,741)	—	(38)	(169,929)
Selling, general and administrative expenses	(7,736)	(15,723)	(143)	(6,647)	(109)	(30,358)
Share-based compensation	—	(1,534)	—	(4,171)	—	(5,705)
Loss on disposal of assets	—	(40)	—	—	5	(35)
Other expense, net	(798)	(1,423)	(29)	(599)	(40)	(2,889)
Recovery of (provision for) income taxes	2,875	(2,654)	—	2,322	—	2,543
Net (loss) income	$(6,587)	$6,414	$(1,711)	$(9,095)	$(175)	$(11,154)
Adjusted EBITDA [3]	$(3,138)	$19,202	$(269)	$(6,919)	$(140)	$8,736
(Loss) income per share – basic	$(0.08)	$0.08	$(0.02)	$(0.12)	$(0.00)	$(0.14)
(Loss) income per share – diluted	$(0.08)	$0.08	$(0.02)	$(0.12)	$(0.00)	$(0.14)

	For the nine months ended September 30, 2020
	Produce	Cannabis[1,2]	Clean Energy	Corporate	Hemp[1]	Total
Sales	$122,356	$22,958	$366	$—	$98	$145,778
Cost of sales	(111,750)	(13,782)	(1,059)	—	(120)	(126,711)
Selling, general and administrative expenses	(7,414)	(3,870)	(146)	(5,116)	(500)	(17,046)
Share-based compensation	—	—	—	(1,329)	—	(1,329)
Gain on settlement agreement	—	—	—	4,681	—	4,681
Gain on settlement of net liabilities	—	2,496	—	—	—	2,496
(Loss) gain on disposal of assets	—	5	—	(6)	99	98
Other expense, net	(696)	(634)	(44)	(744)	(129)	(2,247)
Recovery of (provision for) income taxes	(939)	(1,736)	—	1,546	—	(1,129)
Net income (loss)	$1,557	$5,437	$(883)	$(968)	$(552)	$4,591
Adjusted EBITDA [3]	$7,219	$6,365	$(231)	$(5,117)	$(315)	$7,921
Earnings (loss) per share – basic	$0.02	$0.10	$(0.01)	$(0.02)	$(0.01)	$0.08
Earnings (loss) per share – diluted	$0.02	$0.10	$(0.01)	$(0.02)	$(0.01)	$0.08
(1)

The adjusted consolidated financial results have been adjusted to include our share of sales and expenses from Pure Sunfarms and VFH on a proportionate accounting basis, on which management bases its operating decisions and performance evaluation. GAAP does not allow for the inclusion of the joint ventures on a proportionate basis. These results include additional non-GAAP measures such as Adjusted EBITDA.

The adjusted results are not generally accepted measures of financial performance under GAAP. Our method of calculating these financial performance measures may differ from other companies and accordingly, they may not be comparable to measures used by other companies.

(2)	The Cannabis results include the financial results of both Cannabis – U.S. and Cannabis - Canada.
(3)

Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company. Consolidated Adjusted EBITDA includes our majority non-controlling interest Pure Sunfarms (through November 1, 2020), and our 65% interest in VFH.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and nine months  ended September 30, 2021 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Conference Call

Village Farms’ management team will host a conference call today, Tuesday, November 9, 2021, at 8:30 a.m. ET to discuss its financial results.  Participants can access the conference call by telephone by dialing (416) 764-8659 or (888) 664-6392, or via the Internet at: https://bit.ly/3b9dXql.

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial (416) 764-8677 or (888) 390-0541 and enter the passcode 942299 followed by the pound key. The telephone replay will be available until Tuesday, November 16, 2021 at midnight (ET).  The conference call will also be temporarily available on Village Farms’ website at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International, Inc.

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country.  Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This press release also contains "forward-looking information" within the meaning of applicable Canadian securities law. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “can”, "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this press release are subject to risks that may include, but are not limited to: our limited operating history, including that of Pure Sunfarms and our start-up operations of growing hemp in the United States; the legal status of Pure Sunfarms' cannabis business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining sales levels, growth, and profitability; variability of product pricing; risks inherent in the cannabis, hemp and agricultural businesses; the ability of Pure Sunfarms to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and licenses under the Canadian act respecting cannabis to amend to the Controlled Drugs and Substances Act, the Criminal Code and other Acts, S.C. 2018, c. 16 (Canada) for its Delta greenhouse facilities, changes in our regulatory requirements; risks relating to conversion of our greenhouses to cannabis or hemp production in Canada and in the USA; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp; retail consolidation, expected market size for our products, market share participation, risks regarding the legal status of cannabis and high-THC products in the USA, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties and ability in managing our growth and our corporate and commercial international expansion; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this press release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, that may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this press release. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this press release relate only to events or information as of the date on which the statements are made in this press release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations (416) 519-4196 lawrence.chamberlain@loderockadvisors.com